This Instrument Prepared By:
Jorge A. Fernandez, PA
135 San Lorenzo Avenue, Suite 600
Coral Gables, Florida 33146

CROSS COLLATERAL AND CROSS DEFAULT AGREEMENT OF LOAN DOCUMENTATION

THIS CROSS COLLATERAL AND CROSS DEFAULT AGREEMENT OF LOAN DOCUMENTATION (the "**Agreement**"), is made this _____ day of November, 2021 between RG IL I, LLC, an Illinois limited liability company, ("Borrower 1"), RG IL II, LLC, an Illinois limited liability company, ("Borrower 2") and KORTH DIRECT MORTGAGE INC., a Florida Corporation, ("Lender"), the three jointly ("the Parties").

RECITALS:

WHEREAS, on November ____, 2021 Lender funded a $1,175,000.00 loan to Borrower 1 for the purpose of refinancing properties located in Johnson County and in Williamson County, Illinois more particularly described in Exhibit "A" attached hereto and made a part hereof (the "First Loan"), and

WHEREAS, on November ____, 2021 Lender funded a $1,325,000.00 loan to Borrower 2 for the purpose of refinancing properties located in Williamson County, Illinois more particularly described in Exhibit "A" attached hereto and made a part hereof (the "First Loan"), and

WHEREAS as a condition to the granting the First and Second Loans, the Lender requires among other things, that the First loan is contingent on closing the Second loan. The consolidated total amount of the two loans shall be $ 2,500,000.00, and

WHEREAS, as an additional condition to the granting the First and Second loans the Lender requires among other things, that an occurrence of an event of default under either the First or Second Loan shall trigger an event of default under both the First and the Second loan.

NOW HEREFORE FOR Ten Dollars ($10.00) and other valuable consideration, its sufficiency and receipt being acknowledged by the Parties, they agree as follows:

1. As additional security to the First Loan, the Borrower hereby agrees and acknowledges that in the event of a default by the Borrower under the Second Loan documents, the Lender shall have the right to declare the Borrower also in default of the First Loan documents and avail itself of any and all rights and remedies the First and Second Loan documents provide under an instance of a default, including but not limited to initiating foreclosure proceedings in the counties where the respective collateral properties are located. Additionally, the Borrower hereby agrees and acknowledges that in such an event of default of the Second Loan documents, all that the Lender would have to do is to file an affidavit in any appropriate jurisdiction(s), specifying the default by the Borrower under the Second Loan documents and that the filing of such an affidavit, shall be sufficient proof to declare the Borrower in default under the Second Loan documents. Furthermore, the Borrower agrees and acknowledges that the only defense it could file in any related legal proceedings, would be to provide sufficient and credible evidence to the Court where the Lender files the affidavit of default, that the Borrower satisfactorily has cured the default under the Second Loan documents.

2. As additional security to the Second Loan, the Borrower hereby agrees and acknowledges that in the event of a default by the Borrower under the First Loan documents, the Lender shall have the right to declare the Borrower also in default of the Second Loan documents and avail itself of any and all rights and remedies the First and Second Loan documents provide under an instance of a default, including but not limited to initiating foreclosure proceedings in the counties where the respective collateral properties are located. Additionally, the Borrower hereby agrees and acknowledges that in such an event of default of the First Loan documents, all that the Lender would have to do is to file an affidavit in any appropriate jurisdiction(s), specifying the default by the Borrower under the First Loan documents and that the filing of such an affidavit, shall be sufficient proof to declare the Borrower in default under the First Loan documents. Furthermore, the Borrower agrees and acknowledges that the only defense it could file in any related legal proceedings, would be to provide sufficient and credible evidence to the Court where the Lender files the affidavit of default, that the Borrower satisfactorily has cured the default under the First Loan documents.

3. The exercise by Lender of its rights under this Cross-Collateralization and Cross Default Agreement shall not waive any other right or remedy it may have at law or in equity or under any of either of the First or Second Loan documents The Lender shall not be deemed to have waived any of its rights hereunder unless such waiver is in writing and signed by Lender, and no delay or omission on the part of Lender in exercising any right granted hereunder shall operate as a waiver of such right or any of any other right. A waiver on any one occasion by Lender shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of Lender, shall be cumulative and may be exercised separately or concurrently.

4. Successor and Assigns. This Agreement shall bind the successors and assigns of the Parties hereto and shall inure to the benefit of any successor or assign of the Lender.

5. Amendment. This Agreement may only be amended by a writing to e executed by all the Parties hereto.

6. Complete Agreement. Except as expressly set forth herein, or in an instrument in writing signed by all the Parties to be bound thereby which makes specific reference to this Agreement, this Agreement sets forth the entire understanding of the parties hereto concerning the subject matter hereof, and supersedes all prior contracts, arrangements, communications, discussions, representations and warranties, whether oral or written, among the parties relating to the subject matter of this Agreement.

7. Notices. All notices, requests, consents, and other communications hereunder shall be given to the Parties at their addresses shown in this Agreement.

8. Recording. The Parties hereby agree and acknowledge that this Agreement shall be recorded in every county where the collateral properties for the First and Second Loans are located.

9. Governing Law: Jurisdiction and Venue. This Agreement and the rights and obligations of the Parties hereunder shall in all respects be governed by, and construed and enforced in accordance with the laws of Illinois (without giving effect to any principles of conflicts of law in such State). The Parties hereby irrevocably submits to the jurisdiction of Johnson and Williamson Counties, Illinois, as elected by the Lender to enforce the remedies enumerated in this Agreement.

10. Severability. Each section, subsection, and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant, or provision hereof. In the event that any provision of this Agreement shall be determined to be unlawful or invalid, such provision shall be deemed limited by

construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and if such limiting construction is not possible, any such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

11. Headings. The headings in this Agreement are intended solely for convenience of reference and shall not be given any effect in the construction or interpretation of the Agreement.

12. Attorney's fees: The prevailing Party in any action filed to enforce the terms of this agreement shall be entitled to be awarded attorney's fees and costs to be paid by the non-prevailing Party, (including those relating to bankruptcy proceedings or appeals) at all judicial levels, whether suit be brought or not.

13. WAIVER OF JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, REMEDY OR DEFENSE ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE, OR WITH RESPECT TO ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING TO THIS AGREEMENT; AND FURTHERMORE AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY. THE PARTIES FURTHER WAIVE ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, THE PARTIES AGREE AND ACKNOWLEDGE THAT THE PROVISIONS OF THIS PARAGRAPH ARE A MATERIAL INDUCEMENT TO THE DELIVERY AND ACCEPTANCE OF THIS AGREEMENTBY THE LENDER.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first written above.

LENDER

KORTH DIRECT MORTGAGE INC,
a Florida Corporation

By: ______________
Name: Holly MacDonald-Korth
Title: President

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LENDER SIGNATURE PAGE
CROSS COLLATERALIZATION

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of _______________

County of _______________

On November _____, 2021 before me appeared Holly Mac-Donald-Korth who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ___________________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ______________________________

(Seal)

LENDER NOTARY PAGE
CROSS COLLATERALIZATION

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first written above.

BORROWER:

RG IL I, LLC
an Illinois limited liability company

By: ______________________
Name: Dennis L. Smith
Title: President

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BORROWER 1 SIGNATURE PAGE
CROSS COLLATERALIZATION

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of IL

County of Williamson

On November 4th, 2021 before me, appeared Dennis L. Smith who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of IL that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature Kara Walsh

(Seal)

OFFICIAL SEAL
KARA WALSH
NOTARY PUBLIC STATE OF ILLINOIS
My Commission Expires 06-25-2024
ID # 837863

BORROWER 1 NOTARY PAGE
CROSS COLLATERALIZATION

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first written above.

BORROWER:

RG IL II, LLC
an Illinois limited liability company

By: ____________________
Name: Dennis L. Smith
Title: President

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BORROWER 2 SIGNATURE PAGE
CROSS COLLATERALIZATION

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of IL

County of Williamson

On November _____, 2021 before me, appeared Dennis L. Smith who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of IL that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature Kara Walsh

OFFICIAL SEAL
KARA WALSH
NOTARY PUBLIC STATE OF ILLINOIS
My Commission Expires 08-25-2024
ID # 837863

(Seal)

BORROWER 2 NOTARY PAGE
CROSS COLLATERALIZATION

EXHIBIT A

Legal description properties owned by RG IL I. Llc

EXHIBIT B

Legal description properties owned by RG IL II, LLC